As filed with the Securities and Exchange Commission on October 16, 2006

Registration No. 333-11598

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TRINTECH GROUP PLC

(Exact name of Registrant as specified in its charter)

Republic of Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trintech Group PLC

Trintech Building

South County Business Park

Leopardstown

Dublin 18, Ireland

(Address, including zip code, of Registrant’s principal executive offices)

1990 Trintech Group PLC Share Option Scheme

1997 Trintech Group PLC Share Option Scheme, as amended

1998 Trintech Group PLC Directors and Consultants Share Option Scheme, as amended

1999 Trintech Group PLC Employee Purchase Plan, as amended

1999 Trintech Group PLC U.S. Employee Share Purchase Plan, as amended

(Full titles of the Plans)

John M. Harte

Trintech, Inc.

15851 Dallas Parkway

Suite 855

Addison, Texas 75001

(800) 416-0075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Explanatory Note

Trintech Group PLC, an Irish corporation (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-11598) on February 29, 2000 (the “Initial Registration Statement”), as amended by a Post-Effective Amendment No. 1 to the Initial Registration Statement filed on October 26, 2001 (the “Post-Effective Amendment No. 1”), and a Registration Statement on Form S-8 (File No. 333-72320) on October 26, 2001, to collectively register 10,931 ordinary shares for issuance under the Registrant’s 1990 Share Option Scheme, and an aggregate of 6,000,000 ordinary shares for issuance under the Registrant’s 1990 Share Option Scheme, 1997 Share Option Scheme, as amended (the “1997 Plan”), 1998 Directors and Consultants Share Option Scheme, as amended (the “1998 Plan”), 1999 Employee Share Purchase Plan, as amended (the “1999 Plan”) and 1999 U.S. Employee Share Purchase Plan, as amended (the “1999 U.S. Plan”).

Subsequently, at successive shareholder meetings, the shareholders of the Registrant approved increases in the total number of ordinary shares of the Registrant available for issuance under the 1997 Plan, the 1998 Plan, the 1999 Plan and the 1999 U.S. Plan to an aggregate of 8,900,000, an aggregate increase of 2,900,000 ordinary shares.

In accordance with Instruction E to the General Instructions of Form S-8, this Post-Effective Amendment No. 2 is hereby filed (i) to reallocate 100,000 ordinary shares under the 1999 Plan from such plan to the 1999 U.S. Plan (the “1999 Plan Reallocation”), (ii) to reallocate 400,000 ordinary shares under the 1997 Plan from such plan to the 1999 U.S. Plan so that, together with the 1999 Plan Reallocation, a total of 600,000 ordinary shares are registered for offer or sale pursuant to the 1999 U.S. Plan and (iii) to reallocate 400,000 ordinary shares under the 1997 Plan from such plan to the 1998 Plan so that a total of 800,000 ordinary shares are registered for offer or sale pursuant to the 1998 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference in this registration statement:

1.	The Registrant’s Annual Report on Form 20-F (File No. 000-30320) for the fiscal year ended January 31, 2006.

2.	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in no. 1 above.

3.	The description of the Registrant’s ordinary shares contained in the Registration Statement on Form S-8 (File No. 333-11598) filed on February 29, 2000, and any amendment or report filed with the Commission for the purposes of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s memorandum and articles of association which, subject to certain conditions, authorize the Registrant, subject to certain conditions, to indemnify its directors and officers against certain liabilities and expenses incurred by them in connection with claims made by reason of their being directors or officers of the Registrant. Further, Trintech, Inc., a subsidiary of the Registrant, has agreed to indemnify its directors and officers and directors and officers serving at the request of Trintech, Inc. as directors and officers of the Registrant against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such director or officer.

The Registrant has obtained directors and officers insurance providing indemnification for certain directors, officers, affiliates, partners or employees for certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1 (1)	Form of Depositary Agreement among Trintech Group PLC, The Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) dated as of September 27, 1999, as amended on March 16, 2000 and May 24, 2002.

4.2 (2)	1997 Trintech Group PLC Share Option Scheme, as amended.

4.3 (3)	1998 Trintech Group PLC Directors and Consultants Share Option Scheme, as amended.

4.4 (4)	1999 Trintech Group PLC Employee Share Purchase Plan, as amended.

4.5 (5)	1999 Trintech Group PLC U.S. Employee Share Purchase Plan, as amended.

5.1 (6)	Opinion of A&L Goodbody, solicitors.

23.1 (7)	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of A&L Goodbody (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11598)).

(1)	Filed herewith.
(2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F (File No. 000-30320) for the fiscal year ended January 31, 2006.
(3)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F (File No. 0-30320) for the year ended January 31, 2002.
(4)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10738).
(5)	Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10738).
(6)	Filed herewith.
(7)	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on October 16, 2006.

TRINTECH GROUP PLC

By:	/s/ R. Paul Byrne
R. Paul Byrne
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed on October 16, 2006, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Cyril P. McGuire Cyril P. McGuire	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 16, 2006

/s/ R. Paul Byrne R. Paul Byrne	President and Director	October 16, 2006

/s/ Maurice Hickey Maurice Hickey	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2006

* Kevin C. Shea	Director

* James Mountjoy	Director

Robert M. Wadsworth	Director

Trevor D. Sullivan	Director

* By:	/s/ R. Paul Byrne	October 16, 2006
R. Paul Byrne, President
Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description of Document
4.1 (1)	Form of Depositary Agreement among Trintech Group PLC, The Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) dated as of September 27, 1999, as amended on March 16, 2000 and May 24, 2002.

4.2 (2)	1997 Trintech Group PLC Share Option Scheme, as amended.

4.3 (3)	1998 Trintech Group PLC Directors and Consultants Share Option Scheme, as amended.

4.4 (4)	1999 Trintech Group PLC Employee Share Purchase Plan, as amended.

4.5 (5)	1999 Trintech Group PLC U.S. Employee Share Purchase Plan, as amended.

5.1 (6)	Opinion of A&L Goodbody, solicitors.

23.1 (7)	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of A&L Goodbody (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11598)).

(1)	Filed herewith.
(2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F (File No. 000-30320) for the fiscal year ended January 31, 2006.
(3)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F (File No. 0-30320) for the year ended January 31, 2002.
(4)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10738).
(5)	Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form F-1 (File No. 333-10738).
(6)	Filed herewith.
(7)	Filed herewith.